CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Notes	$5,885,000	$683.84

February 2015 Pricing Supplement No. 419 Registration Statement No. 333-199966 Dated February 27, 2015 Filed pursuant to Rule 424(b)(2)

STRUCTURED INVESTMENTS

Opportunities in U.S. Equities

Contingent Income Auto-Callable Securities due March 3, 2020

All Payments on the Securities Based on the Worst Performing of the Energy Select Sector SPDR® Fund and the SPDR® S&P® Regional Banking ETF

Principal at Risk Securities

Contingent Income Auto-Callable Securities do not guarantee the payment of interest or the repayment of principal. Instead, the securities offer the opportunity for investors to earn a contingent quarterly payment equal to 2.00% of the stated principal amount, but only with respect to each determination date on which the closing price of one ETF Share of each of the Energy Select Sector SPDR® Fund and the The SPDR® S&P® Regional Banking ETF is greater than or equal to 70% of its initial share price, which we refer to as a downside threshold level. If, however, on any determination date, the closing price of one ETF Share of either ETF is less than its downside threshold level, you will not receive any contingent quarterly payment for the related quarterly period. In addition, if the closing price of one ETF Share of each ETF is greater than or equal to its initial share price on any determination date (other than the first, second, third and final determination dates), the securities will be automatically redeemed for an amount per security equal to the stated principal amount and the contingent quarterly payment. If the securities have not been automatically redeemed prior to maturity and the final share price of each ETF is greater than or equal to its downside threshold level, the payment at maturity due on the securities will be the stated principal amount and the contingent quarterly payment with respect to the final determination date.

If, however, the final share price of either ETF is less than its downside threshold level, you will be exposed to the decline in the worst performing ETF, as compared to its initial share price, on a 1-to-1 basis and will receive a payment at maturity that is less than 70% of the stated principal amount of the securities and could be zero. The securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving few or no contingent quarterly payments and also the risk of receiving a payment at maturity that will be significantly less than the stated principal amount of the securities and could be zero. Accordingly, investors could lose their entire initial investment in the securities. Because all payments on the securities are based on the worst performing of the ETFs, a decline beyond the downside threshold level of either ETF will result in few or no contingent quarterly payments and/or a significant loss of your initial investment, even if the other ETF appreciates or has not declined as much. Investors will not participate in any appreciation of either ETF. The securities are unsecured and unsubordinated obligations of JPMorgan Chase & Co., issued as part of JPMorgan Chase & Co.’s Medium-Term Notes, Series E, program. Any payment on the securities is subject to the credit risk of JPMorgan Chase & Co.

FINAL TERMS
Issuer:	JPMorgan Chase & Co.
ETF Shares:	Shares of the Energy Select Sector SPDR® Fund (the “XLE ETF”) and shares of the SPDR® S&P® Regional Banking ETF (the “KRE ETF” and, collectively with the XLE ETF, the “ETFs”) (each share of each ETF, an “ETF Share”)
Aggregate principal amount:	$5,885,000
Early redemption:

If, on any of the determination dates (other than the first, second, third and final determination dates), the closing price of one ETF Share of each ETF is greater than or equal to its initial share price, the securities will be automatically redeemed for an early redemption payment on the first contingent payment date immediately following the related determination date. No further payments will be made on the securities once they have been redeemed.

The securities will not be redeemed early on any contingent payment date if the closing price of one ETF Share of either ETF is below its initial share price on the related determination date.

Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount plus (ii) the contingent quarterly payment with respect to the related determination date.
Contingent quarterly payment:	—	If, on any determination date, the closing price of one ETF Share of each ETF is greater than or equal to its downside threshold level, we will pay a contingent quarterly payment of $0.20 (2.00% of the stated principal amount) per security on the related contingent payment date.
	—	If, on any determination date, the closing price of one ETF Share of either ETF is less than its downside threshold level, no contingent quarterly payment will be payable with respect to that determination date. It is possible that one or both of the ETF Shares will remain below their respective downside threshold levels for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent quarterly payments.
Payment at maturity:	—	If the final share price of each ETF is greater than or equal to its downside threshold level:	(i) the stated principal amount plus (ii) the contingent quarterly payment with respect to the final determination date
	—	If the final share price of either ETF is less than its downside threshold level:	(i) the stated principal amount times (ii) the fund performance factor of the worst performing ETF. This amount will be less than 70% of the stated principal amount of the securities and could be zero.
Downside threshold level:		With respect to the XLE ETF: $55.314, which is equal to 70% of its initial share price With respect to the KRE ETF: $28.147, which is equal to 70% of its initial share price
Stated principal amount:		$10 per security
Issue price:		$10 per security (see “Commissions and issue price” below)
Pricing date:		February 27, 2015
Original issue date (settlement date):		March 4, 2015
Maturity date:		March 3, 2020, subject to postponement in the event of certain market disruption events and as described under “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement no. 4a-I
Terms continued on the following page
Agent:		J.P. Morgan Securities LLC (“JPMS”)

Commissions and issue price:	Price to public(1)	Fees and commissions	Proceeds to issuer
Per security	$10.00	$0.25(2)	$9.70
		$0.05(3)
Total	$5,885,000.00	$176,550.00	$5,708,450.00
(1)	See “Additional Information about the Securities — Supplemental use of proceeds and hedging” in this document for information about the components of the price to public of the securities.
(2)	JPMS, acting as agent for JPMorgan Chase & Co., will pay all of the selling commissions of $0.25 per $10 stated principal amount security it receives from us to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”). See “Plan of Distribution (Conflicts of Interest)” beginning on page PS-87 of the accompanying product supplement no. 4a-I.
(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $0.05 for each $10 stated principal amount security.

The estimated value of the securities on the pricing date as determined by JPMS was $9.411 per $10 stated principal amount security. See “Additional Information about the Securities — JPMS’s estimated value of the securities” in this document for additional information.

Investing in the securities involves a number of risks. See “Risk Factors” beginning on page PS-8 of the accompanying product supplement no. 4a-I and “Risk Factors” beginning on page 8 of this document.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this document or the accompanying product supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

The securities are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement no. 4a-I, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information about the Securities” at the end of this document.

Product supplement no. 4a-I dated November 7, 2014: http://www.sec.gov/Archives/edgar/data/19617/000089109214008407/e61359_424b2.pdf

Prospectus supplement and prospectus, each dated November 7, 2014:

http://www.sec.gov/Archives/edgar/data/19617/000089109214008397/e61348_424b2.pdf

Contingent Income Auto-Callable Securities due March 3, 2020

Based on the Worst Performing of the Energy Select Sector SPDR® Fund and the SPDR® S&P® Regional Banking ETF

Principal at Risk Securities

Terms continued from previous page:

Initial share price:	With respect to each ETF, the closing price of one ETF Share of that ETF on the pricing date, which was $79.02 for the Energy Select Sector SPDR® Fund and $40.21 for the The SPDR® S&P® Regional Banking ETF
Final share price:	With respect to each ETF, the closing price of one ETF Share of that ETF on the final determination date
Worst performing ETF:	The ETF with the worst ETF performance factor
ETF performance factor:	With respect to each ETF, the final share price divided by the initial share price
Share adjustment factor:	The share adjusment factor of each ETF is referenced in determining the closing price of one ETF Share of that ETF and is set initially at 1.0 on the pricing date. The share adjustment factor of each ETF is subject to adjustment in the event of certain corporate events affecting that ETF. The share adjustment factor is subject to adjustment in the event of certain events affecting the ETFs. See “The Underlyings — Funds — Anti-Dilution Adjustments” in the accompanying products supplement.
Determination dates:	May 27, 2015, August 27, 2015, November 27, 2015, February 29, 2016, May 27, 2016, August 29, 2016, November 28, 2016, February 27, 2017, May 30, 2017, August 28, 2017, November 27, 2017, February 27, 2018, May 29, 2018, August 27, 2018, November 27, 2018, February 27, 2019, May 28, 2019, August 27, 2019, November 27, 2019 and February 27, 2020, subject to postponement for non-trading days and certain market disruption events. We also refer to February 27, 2020 as the final determination date.
Contingent payment dates:	With respect to each determination date other than the final determination date, the third business day after the related determination date. The payment of the contingent quarterly payment, if any, with respect to the final determination date will be made on the maturity date.
CUSIP/ISIN:	48127R347 / US48127R3479
Listing:	The securities will not be listed on any securities exchange.

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Principal at Risk Securities

Investment Summary

The Contingent Income Auto-Callable Securities due March, 3, 2020 Based on the Worst Performing of the Energy Select Sector SPDR® Fund and the SPDR® S&P® Regional Banking ETF , which we refer to as the securities, do not provide for the regular payment of interest. Instead, the securities provide an opportunity for investors to earn a contingent quarterly payment, which is an amount equal to $0.20 (2.00% of the stated principal amount) per security, with respect to each quarterly determination date on which closing price of one ETF Share of each ETF is greater than or equal to 70% of its initial share price, which we refer to as a downside threshold level. The contingent quarterly payment, if any, will be payable quarterly on the relevant contingent payment date, which is the third business day after the related determination date or, in the case of the contingent quarterly payment, if any, with respect to the final determination date, the maturity date. If the closing price of one ETF Share of either ETF is less than its downside threshold level on any determination date, investors will receive no contingent quarterly payment for the related quarterly period. It is possible that the closing price of one ETF Share of each ETF could remain below its downside threshold level for extended periods of time or even throughout the term of the securities so that you will receive few or no contingent quarterly payments during the term of the securities. We refer to these payments as contingent, because there is no guarantee that you will receive a payment on any contingent payment date. Even if both of the ETFs were to be at or above their respective downside threshold levels on some quarterly determination dates, one or both ETFs may fluctuate below their respective downside threshold level(s) on others.

If the closing price of one ETF share of each ETF is greater than or equal to its initial share price on any determination date (other than the first, second, third and final determination dates), the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent quarterly payment with respect to the related determination date. If the securities have not previously been redeemed and the final share price of each ETF is greater than or equal to its downside threshold level, the payment at maturity will be the sum of the stated principal amount and the contingent quarterly payment with respect to the final determination date. However, if the securities have not been automatically redeemed prior to maturity and the final share price of either ETF is less than its downside threshold level, investors will be exposed to the decline in the worst performing ETF, as compared to its initial share price, on a 1-to-1 basis and will receive a payment at maturity that is less than 70% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of receiving few or no contingent quarterly payments during the term of the securities. In addition, investors will not participate in any appreciation of the ETFs.

Supplemental Terms of the Securities

For purposes of the accompanying product supplement, each ETF is a “Fund” and the reference index of each ETF is an “Underlying Index.”

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Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities offer investors an opportunity to earn a contingent quarterly payment equal to 2.00% of the stated principal amount with respect to each determination date on which the closing price of one ETF Share of each ETF is greater than or equal to 70% of its initial share price, which we refer to as a downside threshold level. The securities may be redeemed prior to maturity for the stated principal amount per security plus the applicable contingent quarterly payment, and the payment at maturity will vary depending on the final share price of each ETF, as follows:

Scenario 1

This scenario assumes that, prior to early redemption, each ETF closes at or above its downside threshold level on some determination dates but one or both of the ETFs closes below their respective downside threshold levels on the others. On the 18th determination date, the closing price of one ETF Share of each ETF is greater than or equal to its initial share price.

Investors receive the contingent quarterly payment for the quarterly periods in which the closing price of one ETF Share of each ETF is at or above its downside threshold level on the related determination date.

On the contingent payment date immediately following the 18th determination date, the securities will be automatically redeemed for the stated principal amount plus the contingent quarterly payment with respect to the related determination date.

Scenario 2

This scenario assumes that each ETF closes at or above its downside threshold level on some determination dates but one or both of the ETFs closes below their respective downside threshold levels on the others, and each ETF closes below its initial share price on all the determination dates prior to the final determination date. On the final determination date, each ETF closes at or above its downside threshold level.

Consequently, the securities are not automatically redeemed, and investors receive a contingent quarterly payment for the quarterly periods in which the closing price of one ETF Share of each ETF is at or above its downside threshold level on the related determination date. At maturity, investors will receive the stated principal amount and the contingent quarterly payment with respect to the final determination date.

Scenario 3

This scenario assumes that each ETF closes at or above its downside threshold level on some determination dates but one or both of the ETFs closes below their respective downside threshold levels on the others, and each ETF closes below its initial share price on all the determination dates prior to the final determination date. On the final determination date, one or both of the ETFs close below their respective downside threshold levels.

Consequently, the securities are not automatically redeemed, and investors receive a contingent quarterly payment for the quarterly periods in which the closing price of one ETF Share of each ETF is at or above its downside threshold level on the related determination date. At maturity, investors will receive the stated principal amount times the ETF performance factor of the worst performing ETF, which will be less than 70% of the stated principal amount of the securities and could be zero.

Investors will lose some, and may lose all, of their principal in this scenario.

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Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the closing prices and (2) the final share prices of the ETFs.

Diagram #1: First, Second and Third Determination Dates

Diagram #2: Determination Dates (Other Than the First, Second, and Third Determination Dates)

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Principal at Risk Securities

Diagram #3: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payment upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” starting on page 7.

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Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent quarterly payment is payable with respect to a determination date, whether the securities will be automatically redeemed on any determination date prior to the final determination date and how to calculate the payment at maturity if the securities have not been redeemed early. The following examples are for illustrative purposes only. Whether you receive a contingent quarterly payment or whether the securities will be automatically redeemed will be determined by reference to the closing price of one ETF Share of each ETF on each quarterly determination date and the amount you will receive at maturity, if any, will be determined by reference to the final share price of each ETF. The actual initial share price and downside threshold level for each ETF will be provided in the pricing supplement. All payments on the securities, if any, are subject to the credit risk of JPMorgan Chase & Co. The numbers in the hypothetical examples below may have been rounded for the ease of analysis. The examples below are based on the following assumed terms:

Contingent quarterly payment:	A contingent quarterly payment of $0.20 per quarter per security will be paid on the securities on each contingent payment date but only if the closing price of one ETF Share of each ETF is at or above its downside threshold level on the related determination date.
Early redemption:	If the closing price of one ETF Share of each ETF is greater than or equal to its initial share price on any quarterly determination date (other than the first, second, third and final determination dates), the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent quarterly payment with respect to the related determination date.
Payment at maturity (if the securities have not been automatically redeemed early):

If the final share price of each ETF is greater than or equal to its downside threshold level: the stated principal amount and the contingent quarterly payment with respect to the final determination date

If the final share price of either ETF is less than its downside threshold level: (i) the stated principal amount times (ii) the ETF performance factor of the worst performing ETF

Stated principal amount:	$10 per security
Hypothetical initial share price:	With respect to the XLE ETF: $80.00 With respect to the KRE ETF : $40.00
Hypothetical downside threshold level:	With respect to the XLE ETF: $56.00, which is 70% of its hypothetical initial share price With respect to the KRE ETF : $28.00, which is 70% of its hypothetical initial share price

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Principal at Risk Securities

How to determine whether a contingent quarterly payment is payable with respect to a determination date:

	Closing Price		Contingent quarterly payment
	XLE ETF	KRE ETF

Hypothetical Determination Date 1	$60 (at or above downside threshold level)	$30 (at or above downside threshold level)	$0.20

Hypothetical Determination Date 2	$50 (below downside threshold level)	$30 (at or above downside threshold level)	$0

Hypothetical Determination Date 3	$60 (at or above downside threshold level)	$25 (below downside threshold level)	$0

Hypothetical Determination Date 4	$50 (below downside threshold level)	$25 (below downside threshold level)	$0

On hypothetical determination date 1, each ETF closes at or above its downside threshold level. Therefore, a contingent quarterly payment of $0.20 is payable on the relevant contingent payment date.

On each of the hypothetical determination dates 2 and 3, one ETF closes at or above its downside threshold level but the other ETF closes below its downside threshold level. Therefore, no contingent quarterly payment is payable on the relevant contingent payment date.

On hypothetical determination date 4, each ETF closes below its downside threshold level and, accordingly, no contingent quarterly payment is payable on the relevant contingent payment date.

You will not receive a contingent quarterly payment on any contingent payment date if the closing price of one ETF Share of either ETF is below its downside threshold level on the related determination date.

How to determine whether the securities will be automatically redeemed on any determination date prior to the final determination date:

	Closing Price		Early Redemption Payment
	XLE ETF	KRE ETF

Hypothetical Determination Date 1	$90 (at or above initial share price)	$50 (at or above initial share price)	n/a (securities are not redeemed early)

Hypothetical Determination Date 2	$85 (at or above initial share price)	$35 (below initial share price)	n/a (securities are not redeemed early)

Hypothetical Determination Date 3	$75 (below initial share price)	$45 (at or above initial share price)	n/a (securities are not redeemed early)

Hypothetical Determination Date 4	$90 (at or above initial share price)	$35 (below initial share price)	n/a (securities are not redeemed early)

Hypothetical Determination Date 5	$75 (below initial share price)	$35 (below initial share price)	n/a (securities are not redeemed early)

Hypothetical Determination Date 6	$90 (at or above initial share price)	$50 (at or above initial share price)	$10.20 (the stated principal amount plus the contingent quarterly payment with respect to

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Principal at Risk Securities

the related determination date)

On each of hypothetical determination dates 1, 2 and 3, the securities are not automatically redeemable even though each ETF closes above its initial share price on hypothetical determination date 1.

On hypothetical determination date 4, one ETF closes at or above its initial share price but the other ETF close below its initial share price. Therefore, the securities remain outstanding and are not redeemed early.

On hypothetical determination date 5, each ETF closes below its initial share price. Therefore, the securities remain outstanding and are not redeemed early.

On hypothetical determination date 6, each ETF closes at or above its initial share price. Therefore, the securities are automatically redeemed and you receive an early redemption payment equal to the stated principal amount plus the contingent quarterly payment with respect to the related determination date. No further payments will be made on the securities once they have been redeemed.

How to calculate the payment at maturity (if the securities have not been automatically redeemed early):

	Final Share Price		Payment at Maturity
	XLE ETF	KRE ETF

Example 1:	$60 (at or above downside threshold level)	$30 (at or above downside threshold level)	$10.20 (the stated principal amount plus the contingent quarterly payment with respect to the final determination date)

Example 2:	$32 (below downside threshold level)	$30 (at or above downside threshold level)	$10 × ETF performance factor of the worst performing ETF = $10 × ($32/$80) = $4.00

Example 3:	$65 (at or above downside threshold level)	$20 (below downside threshold level)	$10 × ($20/$40) = $5.00

Example 4:	$40 (below downside threshold level)	$16 (below downside threshold level)	$10 × ($16/$40) = $4.00

Example 5:	$24 (below downside threshold level)	$16 (below downside threshold level)	$10 × ($24/$80) = $3.00

In example 1, the final share price of each ETF is at or above its downside threshold level. Therefore, you receive at maturity the stated principal amount of the securities and the contingent quarterly payment with respect to the final determination date.

In examples 2 and 3, the final share price of one ETF is at or above its downside threshold level but the final share price of the other ETF is below its downside threshold level. Therefore, you are exposed to the downside performance of the worst performing ETF at maturity and receive at maturity an amount equal to the stated principal amount times the ETF performance factor of the worst performing ETF.

Similarly, in examples 4 and 5, the final share price of each ETF is below its downside threshold level, and you receive at maturity an amount equal to the stated principal amount times the ETF performance factor of the worst performing ETF.

If the final share price of EITHER ETF is below its downside threshold level, you will be exposed to the downside performance of the worst performing ETF Share at maturity, and your payment at maturity will be less than 70% of the stated principal amount per security and could be zero.

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Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” beginning on page PS-8 of the accompanying product supplement no. 4a-I. We urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

▪	The securities do not guarantee the return of any principal and your investment in the securities may result in a loss. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the payment of regular interest or the return of any of the principal amount at maturity. Instead, if the securities have not been automatically redeemed prior to maturity and if the final share price of either of the ETFs is less than its downside threshold level, you will be exposed to the decline in the closing price of one ETF Share of the worst performing ETF, as compared to its initial share price, on a 1-to-1 basis and you will receive for each security that you hold at maturity an amount equal to the stated principal amount times the ETF performance factor of the worst performing ETF. In this case, your payment at maturity will be less than 70% of the stated principal amount and could be zero.

▪	The securities do not provide for the regular payment of interest. The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly payment but only if the closing price of one ETF Share of each ETF is at or above its downside threshold level on the related determination date. If, on the other hand, the closing price of one ETF Share of either ETF is less than its downside threshold level on the relevant determination date, we will pay no contingent quarterly payments on the applicable contingent payment date. It is possible that the closing price of one ETF Share of either ETF could remain below its downside threshold level for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent quarterly payments. If you do not earn sufficient contingent quarterly payments over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of the issuer of comparable maturity.

▪	You are exposed to the price risk of both ETFs, with respect to both the contingent quarterly payments, if any, and the payment at maturity, if any. Your return on the securities is not linked to a basket consisting of the ETFs. Rather, it will be contingent upon the independent performance of each ETF Share. Unlike an instrument with a return linked to a basket of underlying assets in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each ETF. The performance of the ETFs may not be correlated. Poor performance by either ETF over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other ETF. Accordingly, your investment is subject to the risk of decline in the closing price of one ETF Share of each ETF.

To receive any contingent quarterly payments, each ETF must close at or above its downside threshold level on the applicable determination date. In addition, if either ETF has declined to below its downside threshold level as of the final determination date, you will be fully exposed to the decline in the worst performing ETF, as compared to its initial share price, on a 1-to-1 basis, even if the other ETF has appreciated. Under this scenario, the value of any such payment will be less than 70% of the stated principal amount and could be zero.

▪	Because the securities are linked to the performance of the worst performing ETF, you are exposed to greater risks of no contingent quarterly payments and sustaining a significant loss on your investment than if the securities were linked to just one ETF. The risk that you will not receive any contingent quarterly payments, or that you will suffer a significant loss on your investment is greater if you invest in the securities than if you invest in substantially similar securities that are linked to the performance of just one ETF. With two ETFs, it is more likely that either ETF will close below its downside threshold level on any determination date than if the securities were linked to only one ETF. In addition, you will not benefit from the performance of the ETF that is not the worst performing ETF. Therefore it is more likely that you will not receive any contingent quarterly payments and that you will suffer a significant loss on your investment.

▪	The contingent quarterly payment is based solely on the closing prices of one ETF Share of the ETFs on the specified determination dates. Whether the contingent quarterly payment will be made with respect to a determination date will be based on the closing prices of one ETF Share of each ETF on that determination date. As a result, you will not know whether you will receive the contingent quarterly payment until the related determination date. Moreover, because the contingent quarterly payment is based solely on the closing price of one ETF Share of each ETF on quarterly determination dates, if the closing price one ETF Share of of either of the ETFs on any determination date is below its downside threshold level, you will not receive any contingent quarterly payment with respect to that determination date, even if the closing price of one ETF Share of that ETF was higher on other days during the related quarterly period.

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Principal at Risk Securities

▪	You will not receive any contingent quarterly payment for any quarterly period where the closing price of one ETF Share of either ETF on the relevant determination date is less than its downside threshold level. A contingent quarterly payment will be made with respect to a quarterly period only if the closing price one ETF Share of of each ETF on the relevant determination date is greater than or equal to its downside threshold level. If the closing price of one ETF Share of either ETF remains below its downside threshold level on each determination date over the term of the securities, you will not receive any contingent quarterly payment.

▪	The securities are subject to the credit risk of JPMorgan Chase & Co., and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. Investors are dependent on JPMorgan Chase & Co.’s ability to pay all amounts due on the securities. Any actual or anticipated decline in our credit ratings or increase in the credit spreads determined by the market for taking our credit risk is likely to adversely affect the market value of the securities. If we were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment.

▪	Investors will not participate in any appreciation in either ETF. Investors will not participate in any appreciation in either ETF from its initial share price, and the return on the securities will be limited to the contingent quarterly payment that is paid with respect to each determination date on which the closing price of one ETF Share of each ETF is greater than or equal to its downside threshold level, if any.

▪	Early redemption risk. The term of your investment in the securities may be limited to as short as approximately one year by the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no more contingent quarterly payments and may be forced to reinvest in a lower interest rate environment and may not be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk.

▪	Economic interests of the issuer, the calculation agent, the agent of the offering of the securities and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and as an agent of the offering of the securities, hedging our obligations under the securities and making the assumptions used to determine the pricing of the securities and the estimated value of the securities, which we refer to as JPMS’s estimated value. In performing these duties, our economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. The calculation agent has determined the initial share prices and the downside threshold levels and will determine the final share prices and whether the closing price of one ETF Share of each ETF on any determination date is greater than or equal to its initial share price or is below its downside threshold level, as applicable. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, may affect the payment to you at maturity or whether the securities are redeemed early. In addition, our business activities, including hedging and trading activities, could cause our economic interests to be adverse to yours and could adversely affect any payment on the securities and the value of the securities. It is possible that hedging or trading activities of ours or our affiliates in connection with the securities could result in substantial returns for us or our affiliates while the value of the securities declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement no. 4a-I for additional information about these risks.

▪	JPMS’s estimated value of the securities is lower than the original issue price (price to public) of the securities. JPMS’s estimated value is only an estimate using several factors. The original issue price of the securities exceeds JPMS’s estimated value because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. See “Additional Information about the securities — JPMS’s estimated value of the securities” in this document.

▪	JPMS’s estimated value does not represent future values of the securities and may differ from others’ estimates. JPMS’s estimated value of the securities is determined by reference to JPMS’s internal pricing models. This estimated value is based on market conditions and other relevant factors existing at the time of pricing and JPMS’s assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for securities that are greater than or less than JPMS’s estimated value. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy securities from you in secondary market transactions. See “Additional Information about the securities — JPMS’s estimated value of the securities” in this document.

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▪	JPMS’s estimated value is not determined by reference to credit spreads for our conventional fixed-rate debt. The internal funding rate used in the determination of JPMS’s estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. The discount is based on, among other things, our view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for our conventional fixed-rate debt. If JPMS were to use the interest rate implied by our conventional fixed-rate credit spreads, we would expect the economic terms of the securities to be more favorable to you. In addition, JPMS’s estimated value might be lower if it were based on the interest rate implied by our conventional fixed-rate credit spreads. Consequently, our use of an internal funding rate would have an adverse effect on the terms of the securities and any secondary market prices of the securities. See “Additional Information about the securities — JPMS’s estimated value of the securities” in this document.

▪	The value of the securities as published by JPMS (and which may be reflected on customer account statements) may be higher than JPMS’s then-current estimated value of the securities for a limited time period. We generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, the structuring fee, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our secondary market credit spreads for structured debt issuances. See “Additional Information about the securities — Secondary market prices of the securities” in this document for additional information relating to this initial period. Accordingly, the estimated value of your securities during this initial period may be lower than the value of the securities as published by JPMS (and which may be shown on your customer account statements).

▪	Secondary market prices of the securities will likely be lower than the original issue price of the securities. Any secondary market prices of the securities will likely be lower than the original issue price of the securities because, among other things, secondary market prices take into account our secondary market credit spreads for structured debt issuances and, also, because secondary market prices (a) exclude selling commissions and the structuring fee and (b) may exclude projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the securities. As a result, the price, if any, at which JPMS will be willing to buy securities from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the maturity date could result in a substantial loss to you. See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the securities.

The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity. See “— Secondary trading may be limited” below.

▪	Secondary market prices of the securities will be impacted by many economic and market factors. The secondary market price of the securities during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, structuring fee, projected hedging profits, if any, estimated hedging costs and the price of each ETF, including:

o	any actual or potential change in our creditworthiness or credit spreads;

o	customary bid-ask spreads for similarly sized trades;

o	secondary market credit spreads for structured debt issuances;

o	the actual and expected volatility in the prices of each ETF;

o	the time to maturity of the securities;

o	whether the closing price of one ETF Share of either ETF has been, or is expected to be, less than its downside threshold level on any determination date;

o	the likelihood of an early redemption being triggered;

o	the dividend rates on the ETFS and the equity securities held by the ETFs;

o	the actual and expected positive or negative correlation between the ETFs, or the actual or expected absence of any such correlation;

o	interest and yield rates in the market generally;

o	the occurrence of certain events affecting an ETF that may or may not require an adjustment to its share adjustment factor; and

o	a variety of other economic, financial, political, regulatory and judicial events.

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Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the securities, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the securities, if any, at which JPMS may be willing to purchase your securities in the secondary market.

▪	Investing in the securities is not equivalent to investing in the ETF Shares. Investing in the securities is not equivalent to investing in the ETF Shares, the reference indices or the stocks held by the ETFs or the reference indices. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the ETF Shares, the reference indices or the stocks held by the ETFs or the reference indices.

▪	Adjustments to the ETF Shares or the indices tracked by the ETF Shares could adversely affect the value of the securities. Those responsible for calculating and maintaining the ETF Shares and the indices tracked by the ETF Shares, which we refer to as the reference indices, can add, delete or substitute the components of the ETF Shares or the reference indices, or make other methodological changes that could change the value of the ETF Shares or the reference indices. Any of these actions could adversely affect the price of the ETF Shares and, consequently, the value of the securities.

▪	There are risks associated with the ETF Shares. Although the ETF Shares are listed for trading on NYSE Arca, Inc. and a number of similar products have been traded on various national securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the ETF Shares or that there will be liquidity in the trading market. The ETF Shares are subject to management risk, which is the risk that the investment strategy of the respective investment advisers to the ETFs, the implementation of which is subject to a number of constraints, may not produce the intended results. These constraints could adversely affect the market prices of the ETF Shares and, consequently, the value of the securities.

▪	There are differences between the ETF Shares and the reference indices. The ETF Shares do not fully replicate their respective reference indices and may hold securities not included in their respective reference indices. In addition, the performances of the ETF Shares will reflect additional transaction costs and fees that are not included in the calculation of their respective reference indices. All of these factors may lead to a lack of correlation between the ETF Shares and their respective reference indices. In addition, corporate actions with respect to the equity securities underlying the ETF Shares (such as mergers and spin-offs) may impact the variance between the performances of the ETF Shares and their respective reference indices. Finally, because the ETF Shares are traded on NYSE Arca, Inc. and are subject to market supply and investor demand, the market value of one ETF Share of an ETF may differ from the net asset value per ETF Share of that ETF. For all of the foregoing reasons, the performances of the ETF Shares may not correlate with the performance of their respective reference indices.

▪	The XLE ETF is linked to the performance of the energy sector. All or substantially all of the equity securities held by the XLE ETF are issued by companies whose primary line of business is directly associated with the energy sector, including the following industries: oil, gas and consumable fuels; and energy equipment and services. Market or economic factors impacting energy companies and companies that rely heavily on energy advances could have a major effect on the value of the XLE ETF. Weak demand for energy companies’ products or services or for energy products and services in general, as well as negative developments in these other areas, including natural disasters or terrorist attacks, would adversely impact the XLE ETF’s performance. As a result, the value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this sector than a different investment linked to securities of a more broadly diversified group of issuers.

▪	The KRE ETF is linked to the performance of the banking sector. An investment in the notes is subject to risks associated with investing in stocks in the banking sector. The KRE ETF, because it is concentrated in the banking sector, may be adversely affected by the performance of the banking sector versus a fund that was more diversified. The performance of bank stocks may be affected by extensive governmental regulation which may limit both the amounts and types of loans and other financial commitments they can make, and the interest rates and fees they can charge and the amount of capital they must maintain. Profitability is largely dependent on the availability and cost of capital funds, and can fluctuate significantly when interest rates change. Credit losses resulting from financial difficulties of borrowers can negatively impact the sector. Banks may also be subject to severe price competition. The regional banking industry is highly competitive and failure to maintain or increase market share may result in lost market share.

▪	Owning the securities is not the same as owning the ETF Shares. Owning the securities is not the same as owning the ETF Shares. Accordingly, changes in the closing price of one ETF Share of an ETF may not result in a comparable change of the market value of the securities. If the closing price of one ETF Share of an ETF on any trading day increases above its initial share price, the value of the securities may not increase comparably, if at all. It is possible for the closing prices of one ETF Share of both ETFs to increase moderately while the value of the securities decline.

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▪	The anti-dilution protection for the ETF Shares is limited. The calculation agent will make adjustments to the share adjustment factor of each ETF for certain events affecting that ETF. However, the calculation agent will not make an adjustment in response to all events that could affect the ETF Shares. If an event occurs that does not require the calculation agent to make an adjustment, the value of the securities may be materially and adversely affected.

▪	Hedging and trading activities by the issuer and its affiliates could potentially affect the value of the securities. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the securities on or prior to the pricing date and prior to maturity could have adversely affected, and may continue adversely affect, the closing prices of one ETF Share of either ETF. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the initial share prices and, as a result, the downside threshold levels, which are the respective prices at or above which the ETFs must close on each determination date in order for you to earn a contingent quarterly payment or, if the securities are not called prior to maturity, in order for you to avoid being exposed to the negative price performance of the worst performing ETF at maturity. Additionally, these hedging or trading activities during the term of the securities could have affected the prices of the ETFs on the determination dates and, accordingly, whether the securities are automatically called prior to maturity and, if the securities are not called prior to maturity, the payment to you at maturity. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the securities declines.

▪	Secondary trading may be limited. The securities will not be listed on a securities exchange. There may be little or no secondary market for the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. JPMS may act as a market maker for the securities, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which JPMS is willing to buy the securities. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the securities.

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper U.S. federal income tax treatment of the securities, and we do not intend to request a ruling from the IRS. The IRS might not accept, and a court might not uphold, the treatment of the securities as prepaid forward contracts with associated contingent coupons, as described in “Additional Information about the Securities — Additional Provisions — Tax considerations” in this document and in “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 4a-I. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of any income or loss on the securities could be materially affected. Although the U.S. federal income tax treatment of contingent quarterly payments (including any contingent quarterly payments paid in connection with an early redemption or at maturity) is uncertain, in determining our reporting responsibilities we intend (in the absence of an administrative determination or judicial ruling to the contrary) to treat any contingent quarterly payments as ordinary income. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 4a-I and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Non-U.S. Holders — Tax Consideration. The U.S. federal income tax treatment of contingent quarterly payments is uncertain, and although we believe it is reasonable to take a position that contingent quarterly payments are not subject to U.S. withholding tax (at least if an applicable Form W-8 is provided), a withholding agent may nonetheless withhold on these payments (generally at a rate of 30%, subject to the possible reduction of that rate under an applicable income tax treaty), unless income from your securities is effectively connected with your conduct of a trade or business in the United States (and, if an applicable treaty so requires, attributable to a permanent establishment in the United States). In the event of any withholding, we will not be required to pay any additional amounts with respect to amounts so withheld. If you are not a United States person, you are urged to consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities in light of your particular circumstances.

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Energy Select Sector SPDR® Fund Overview

The Energy Select Sector SPDR® Fund is an exchange-traded fund of the Select Sector SPDR® Trust, a registered investment company that consists of several separate investment portfolios, and is managed by SSgA Funds Management, Inc. (“SSFM”), the investment adviser to the Energy Select Sector SPDR® Fund. The Energy Select Sector SPDR® Fund seeks to promote investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the Energy Select Sector Index. Information provided to or filed with the SEC by the Select Sector SPDR® Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to the SEC file numbers 333-57791 and 811-08837, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. For additional information about the Energy Select Sector SPDR® Fund, see the information set forth in Appendix A.

Information as of market close on February 27, 2015:

Bloomberg Ticker Symbol:	XLE	52 Week High (on 6/23/2014):	$101.29

Current Share Price:	$79.02	52 Week Low (on 1/15/2015):	$72.86

52 Weeks Ago (on 2/27/2014):	$87.21

The table below sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the Energy Select Sector SPDR® Fund for each quarter in the period from January 1, 2010 through February 27, 2015. The closing price of the Energy Select Sector SPDR® Fund on February 27, 2015 was $79.02. The associated graph shows the closing prices of the Energy Select Sector SPDR® Fund for each day in the same period. We obtained the information in the table and graph below from the Bloomberg Professional® service (“Bloomberg”), without independent verification. The closing prices may have been adjusted by Bloomberg for actions such as stock splits.

The historical performance of the Energy Select Sector SPDR® Fund should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of one ETF Share of the Energy Select Sector SPDR® Fund at any time, including on the determination dates.

The Energy Select Sector SPDR® Fund	High	Low	Period End
2010
First Quarter	$60.30	$53.74	$57.52
Second Quarter	$62.07	$49.68	$49.68
Third Quarter	$56.31	$49.38	$56.06
Fourth Quarter	$68.25	$56.11	$68.25
2011
First Quarter	$80.01	$67.78	$79.81
Second Quarter	$80.44	$70.99	$75.35
Third Quarter	$79.79	$58.59	$58.59
Fourth Quarter	$73.04	$56.55	$69.13
2012
First Quarter	$76.29	$69.46	$71.73
Second Quarter	$72.42	$62.00	$66.37
Third Quarter	$76.57	$64.96	$73.48
Fourth Quarter	$74.94	$68.59	$71.44
2013
First Quarter	$79.99	$72.86	$79.32
Second Quarter	$83.28	$74.09	$78.36
Third Quarter	$85.30	$78.83	$82.88
Fourth Quarter	$88.51	$81.87	$88.51
2014
First Quarter	$89.06	$81.89	$89.06

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The Energy Select Sector SPDR”Fund	High	Low	Period End
Second Quarter	$101.29	$88.45	$100.10
Third Quarter	$100.58	$90.62	$90.62
Fourth Quarter	$88.77	$73.36	$79.16
2015
First Quarter (through February 27, 2015)	$82.29	$72.86	$79.02

*The dotted line in the graph indicates the downside threshold level, equal to 70% of the initial stock price

This document relates only to the securities offered hereby and does not relate to the Energy Select Sector SPDR® Fund. We have derived all disclosures contained in this document regarding the Energy Select Sector SPDR® Fund from the publicly available documents described in the first paragraph under this “Energy Select Sector SPDR® Fund Overview” section, without independent verification. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Energy Select Sector SPDR® Fund. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Energy Select Sector SPDR® Fund is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the first paragraph under this “Energy Select Sector SPDR® Fund Overview” section) that would affect the trading price of the Energy Select Sector SPDR® Fund (and therefore the price of one ETF Share of Energy Select Sector SPDR® Fund at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Energy Select Sector SPDR® Fund could affect the value received at maturity with respect to the securities and therefore the trading prices of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the Energy Select Sector SPDR® Fund.

The Energy Select Sector Index. The Energy Select Sector Index is a modified market capitalization based index, intended to provide an indication of the pattern of common stock price movements of companies that are components of the S&P 500® Index and are involved in the development or production of energy products. The Energy Select Sector Index is sponsored by S&P and compiled by BofA Merril Lynch Research. The Energy Select Sector Index is described under the heading “The Select Sector Index” in Appendix A below.

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SPDR® S&P® Regional Banking ETF Overview

The SPDR® S&P® Regional Banking ETF is an exchange-traded fund of the SPDR® Series Trust, a registered investment company that consists of several separate investment portfolios, and is managed by SSgA Funds Management, Inc. (“SSFM”), the investment adviser to the SPDR® S&P® Regional Banking ETF. The SPDR® S&P® Regional Banking ETF seeks investment results that, before expenses, generally correspond to the total return performance of an Index derived from the regional banking segment of the U.S. banking industry, which is currently the S&P® Regional Banks Select Industry Index. Information provided to or filed with the SEC by the SPDR® Series Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to the SEC file numbers 333-57793 and 811-08839, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. For additional information about the SPDR® S&P® Regional Banking ETF, see the information set forth in Appendix B.

Information as of market close on February 27, 2015:

Bloomberg Ticker Symbol:	KRE	52 Week High (on 3/20/2014):	$42.47

Current Share Price:	$40.21	52 Week Low (on 10/15/2014):	$36.05

52 Weeks Ago (on 2/27/2014):	$39.40

The table below sets forth the published high and low closing prices of, as well as end-of-quarter closing prices, of the SPDR® S&P® Regional Banking ETF for each quarter in the period from January 1, 2010 through February 27, 2015. The closing price of the SPDR® S&P® Regional Banking ETF on February 27, 2015 was $40.21. The associated graph shows the closing prices of the SPDR® S&P® Regional Banking ETF for each day in the same period. We obtained the information in the table and graph below from Bloomberg without independent verification. The closing prices may have been adjusted by Bloomberg for actions such as stock splits.

The historical performance of the SPDR® S&P® Regional Banking ETF should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of one ETF Share of the SPDR® S&P® Regional Banking ETF at any time, including on the determination dates.

The SPDR® S&P® Regional Banking ETF	High	Low	Period end
2010
First Quarter	$26.81	$22.01	$26.22
Second Quarter	$29.70	$23.09	$23.09
Third Quarter	$25.12	$20.94	$22.91
Fourth Quarter	$26.88	$22.03	$26.45
2011
First Quarter	$27.54	$25.52	$26.60
Second Quarter	$27.36	$24.14	$25.45
Third Quarter	$26.14	$19.02	$19.31
Fourth Quarter	$24.73	$18.57	$24.41
2012
First Quarter	$29.10	$25.00	$28.47
Second Quarter	$28.71	$24.94	$27.38
Third Quarter	$29.95	$26.43	$28.64
Fourth Quarter	$29.20	$26.25	$27.97
2013
First Quarter	$31.91	$28.93	$31.80
Second Quarter	$33.97	$29.91	$33.88
Third Quarter	$37.54	$34.49	$35.65
Fourth Quarter	$40.77	$35.04	$40.61
2014

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The SPDR® S&P® Regional Banking ETF	High	Low	Period end
First Quarter	$42.47	$36.84	$41.38
Second Quarter	$42.16	$37.30	$40.32
Third Quarter	$41.14	$37.61	$37.86
Fourth Quarter	$41.18	$36.05	$40.70
2015
First Quarter (through February 27, 2015)	$40.70	$36.54	$40.21

*The dotted line in the graph indicates the downside threshold level, equal to 70% of the initial stock price

This document relates only to the securities offered hereby and does not relate to the SPDR® S&P® Regional Banking ETF. We have derived all disclosures contained in this document regarding the the SPDR® S&P® Regional Banking ETF from the publicly available documents described in the first paragraph under this “SPDR® S&P® Regional Banking ETF Overview” section, without independent verification. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the SPDR® S&P® Regional Banking ETF. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding The SPDR® S&P® Regional Banking ETF is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the first paragraph under this “SPDR® S&P® Regional Banking ETF Overview” section) that would affect the trading price of the SPDR® S&P® Regional Banking ETF (and therefore the price of one ETF Share of the SPDR® S&P® Regional Banking ETF at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the SPDR® S&P® Regional Banking ETF could affect the value received at maturity with respect to the securities and therefore the trading prices of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the the SPDR® S&P® Regional Banking ETF.

The S&P® Regional Banks Select Industry Index. The S&P® Regional Banks Select Industry Index is a modified equal-weighted index designed to measure the performance of the regional banks sub-industry group of the the S&P® Total Market Index, a benchmark that measures the performance of the U.S. equity market. The S&P® Regional Banks Select Industry Index is described under the heading “S&P® Regional Banks Select Industry Index” in Appendix B below.

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Additional Information about the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions
Record date:	The record date for each contingent payment date is the date one business day prior to that contingent payment date.
Postponement of maturity date:

If the scheduled maturity date is not a business day, then the maturity date will be the following business day. If the scheduled final determination date is not a trading day or if a market disruption event occurs on that day so that the final determination date is postponed and falls less than three business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the third business day following that final determination date as postponed.

Minimum ticketing size:	$1,000 / 100 securities
Trustee:	Deutsche Bank Trust Company Americas (formerly Bankers Trust Company)
Calculation agent:	JPMS
JPMS’s estimated value of the securities:

JPMS’s estimated value of the securities set forth on the cover of this document is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using our internal funding rate for structured debt described below, and (2) the derivative or derivatives underlying the economic terms of the securities. JPMS’s estimated value does not represent a minimum price at which JPMS would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of JPMS’s estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. For additional information, see “Risk Factors — JPMS’s estimated value is not determined by reference to credit spreads for our conventional fixed-rate debt.” The value of the derivative or derivatives underlying the economic terms of the securities is derived from JPMS’s internal pricing models. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, JPMS’s estimated value of the securities on the pricing date is based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors — JPMS’s estimated value does not represent future values of the securities and may differ from others’ estimates.”

JPMS’s estimated value of the securities is lower than the original issue price of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. We or one or more of our affiliates will retain any profits realized in hedging our obligations under the securities. See “Risk Factors — JPMS’s estimated value of the securities is lower than the original issue price (price to public) of the securities” in this document.

Secondary market prices of the securities:

For information about factors that will impact any secondary market prices of the securities, see “Risk Factors — Secondary market prices of the securities will be impacted by many economic and market factors” in this document. In addition, we generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be the shorter of six months and one-half of the stated term of the securities. The length of any such initial period reflects the structure of the securities, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the securities and when these costs are incurred, as determined by JPMS. See “Risk Factors — The value of the securities as published by JPMS (and which may be reflected on customer account statements) may be higher than JPMS’s then-current estimated value of the securities for a limited time period.”

Tax considerations:

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 4a-I. In determining our reporting responsibilities we intend to treat (i) the securities for U.S. federal income tax purposes as prepaid forward contracts with associated contingent coupons and (ii) any contingent quarterly payments as ordinary income, as described in the section entitled “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Prepaid Forward Contracts with Associated Contingent Coupons” in the accompanying product supplement no. 4a-I. Based on the advice of Davis Polk & Wardwell LLP, our special tax counsel, we believe that this is a reasonable treatment, but that

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there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the securities could be materially affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Non-U.S. Holders — Tax Considerations. The U.S. federal income tax treatment of contingent quarterly payments is uncertain, and although we believe it is reasonable to take a position that contingent quarterly payments are not subject to U.S. withholding tax (at least if an applicable Form W-8 is provided), a withholding agent may nonetheless withhold on these payments (generally at a rate of 30%, subject to the possible reduction of that rate under an applicable income tax treaty), unless income from your securities is effectively connected with your conduct of a trade or business in the United States (and, if an applicable treaty so requires, attributable to a permanent establishment in the United States). If you are not a United States person, you are urged to consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities in light of your particular circumstances.

FATCA. Withholding under legislation commonly referred to as “FATCA” could apply to payments on the securities, and (if they are recharacterized, in whole or in part, as debt instruments) could also apply to the payment of gross proceeds of a sale of a security occurring after December 31, 2016 (including an early redemption or redemption at maturity). You should consult your tax adviser regarding the potential application of FATCA to the securities.

In the event of any witholding on the securities, we will not be required to pay any additional amounts with respect to amounts so withheld.

Supplemental use of proceeds and hedging:

The securities are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the securities. See “How the Securities Work” in this document for an illustration of the risk-return profile of the securities and “The Energy Select Sector SPDR® Fund Overview” and “The SPDR® S&P® Regional Banking ETF Overview” in this document for a description of the market exposure provided by the securities.

The original issue price of the securities is equal to JPMS’s estimated value of the securities plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers and the structuring fee, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, plus the estimated cost of hedging our obligations under the securities.

Benefit plan investor considerations:	See “Benefit Plan Investor Considerations” in the accompanying product supplement no. 4a-I
Supplemental plan of distribution:

Subject to regulatory constraints, JPMS intends to use its reasonable efforts to offer to purchase the securities in the secondary market, but is not required to do so. JPMS, acting as agent for JPMorgan Chase & Co., will pay all of the selling commissions it receives from us to Morgan Stanley Wealth Management. In addition, Morgan Stanley Wealth Management will receive a structuring fee as set forth on the cover of this document for each security.

We or our affiliate may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the securities and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “— Supplemental use of proceeds and hedging” above and “Use of Proceeds and Hedging” on page PS-42 of the accompanying product supplement no. 4a-I.

Validity of the securities:

In the opinion of Davis Polk & Wardwell LLP, as our special products counsel, when the securities offered by this pricing supplement have been executed and issued by us and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein, such securities will be our valid and binding obligations, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its

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authentication of the securities and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated November 7, 2014, which was filed as an exhibit to the Registration statement on Form S-3 by us on November 7, 2014.

Contact:

Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or Morgan Stanley’s principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (800) 869-3326).

Where you can find more information:

You should read this document together with the prospectus, as supplemented by the prospectus supplement, each dated November 7, 2014, relating to our Series E medium-term notes of which these securities are a part, and the more detailed information contained in product supplement no. 4a-I dated November 7, 2014.

This document, together with the documents listed below, contains the terms of the securities, supplements the preliminary terms related hereto and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying product supplement no. 4a-I, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•  Product supplement no. 4a-I dated November 7, 2014:

http://www.sec.gov/Archives/edgar/data/19617/000089109214008407/e61359_424b2.pdf

•  Prospectus supplement and prospectus, each dated November 7, 2014:

http://www.sec.gov/Archives/edgar/data/19617/000089109214008397/e61348_424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 19617.

As used in this document, “we,” “us,” and “our” refer to JPMorgan Chase & Co.

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APPENDIX A

The Energy Select Sector SPDR® Fund

We have derived all information contained in this document regarding the Energy Select Sector SPDR® Fund from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by the Select Sector SPDR® Trust (the “Select Sector Trust”) and SSgA Funds Management, Inc. (“SSFM”). The Energy Select Sector SPDR® Fund is an investment portfolio managed by SSFM, the investment adviser to the Energy Select Sector SPDR® Fund. The Energy Select Sector SPDR® Fund is an exchange-traded fund (“ETF”) that trades on the NYSE Arca under the ticker symbol “XLE.”

The Select Sector Trust is a registered investment company that consists of nine separate investment portfolios (each, a “Select Sector SPDR® Fund”), including the Energy Select Sector SPDR® Fund. Each Select Sector SPDR® Fund is an index fund that invests in a particular sector or group of industries represented by a specified Select Sector Index. The companies included in each Select Sector Index are selected on the basis of general industry classifications from a universe of companies defined by the S&P 500® Index. The Select Sector Indices (each, a “Select Sector Index”) upon which the Select Sector SPDR® Funds are based together comprise all of the companies in the S&P 500® Index. The investment objective of each Select Sector SPDR® Fund is to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in a particular sector or group of industries, as represented by a specified market sector index.

Information provided to or filed with the SEC by the Select Sector Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-57791 and 811-08837, respectively, through the SEC’s website at http://www.sec.gov. For additional information regarding the Select Sector Trust or the Energy Select Sector SPDR® Fund, please see the Energy Select Sector SPDR® Fund’s prospectus. In addition, information about the Select Sector Trust, SS FM and the Energy Select Sector SPDR® Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the Select Sector Trust website at http://www.sectorspdrs.com. We make no representation or warranty as to the accuracy or completeness of such information. Information contained in the Select Sector Trust website is not incorporated by reference in, and should not be considered a part of, this documentt.

Investment Objective

The Energy Select Sector SPDR® Fund seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the Energy Select Sector Index. For more information about the Energy Select Sector Index, please see “— The Energy Select Sector Index” below.

Investment Strategy — Replication

The Energy Select Sector SPDR® Fund employs a replication strategy in seeking to track the performance of the Energy Select Sector Index. This means that the Energy Select Sector SPDR® Fund typically invests in substantially all of the securities represented in the Energy Select Sector Index in approximately the same proportions as the Energy Select Sector Index. SSFM may sell securities that are represented in the Energy Select Sector Index, or purchase securities that are not yet represented in the Energy Select Sector Index, in anticipation of their removal from or addition to the Energy Select Sector Index. Further, SSFM may choose to overweight securities in the Energy Select Sector Index, purchase or sell securities not in the Energy Select Sector Index or utilize various combinations of other available techniques, in seeking to track the Energy Select Sector Index.

Under normal market conditions, the Energy Select Sector SPDR® Fund generally invests substantially all, but at least 95%, of its total assets in the securities composing the Energy Select Sector Index. In addition, the Energy Select Sector SPDR® Fund may invest in cash and cash equivalents or money market instruments, such as repurchase agreements and money market funds (including money market funds advised by SSFM). Swaps, options and futures contracts, convertible securities and structured notes may be used by the Energy Select Sector SPDR® Fund in seeking performance that corresponds to the Energy Select Sector Index and in managing cash flows. SSFM anticipates that, under normal circumstances, it may take several business days for additions and deletions to the Energy Select Sector Index to be reflected in the portfolio composition of the Energy Select Sector SPDR® Fund. The Board of Trustees of the Select Sector Trust may change the Energy Select Sector SPDR® Fund’s investment strategy and certain other policies without shareholder approval.

There may, however, be instances where SSFM intends to utilize a sampling strategy in maximizing the Energy Select Sector SPDR® Fund. Sampling means that SSFM will use quantitative analysis to select securities, including securities in

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the Energy Select Sector Index, outside of the index and derivatives, that have a similar investment profile as the Energy Select Sector Index in terms of key risk factors, performance attributes and other economic characteristics. These include industry weightings, market capitalization, and other financial characteristics of securities.

Correlation

The Energy Select Sector Index is a theoretical financial calculation, while the Energy Select Sector SPDR® Fund is an actual investment portfolio. The performance of the Energy Select Sector SPDR® Fund’s return may not match or achieve a high degree of correlation with the return of the Energy Select Sector Index due to operating expenses, transaction costs, cash flows, regulatory requirements and operational inefficiencies.

Holdings Information

As of February 26, 2015, the Energy Select Sector SPDR® Fund included 45 companies. The Energy Select Sector SPDR® Fund’s three largest holdings are Exxon Mobil Corporation, Chevron Corporation and Schlumberger NV. The following table summarizes the Energy Select Sector SPDR® Fund’s holdings in individual companies as of that date.

Top Holdings in Individual Securities as of February 26, 2015

Name	Weight
1. Exxon Mobil Corporation	15.97%
2. Chevron Corporation	13.03%
3. Schlumberger NV	7.10%
4. Kinder Morgan Inc. Class P	4.41%
5. EOG Resources Inc.	3.80%
6. ConocoPhillips	3.78%
7. Occidental Petroleum Corporation	3.34%
8. Pioneer Natural Resources Company	3.32%
9. Anadarko Petroleum Corporation	3.17%
10. Williams Companies Inc.	2.92%

The information above was compiled from the Select Sector Trust website, without independent verification. Information contained in the Select Sector Trust website is not incorporated by reference in, and should not be considered a part of, this document.

The Energy Select Sector Index

We have derived all information contained in this document regarding the Energy Select Sector Index, including, without limitation, its make-up, method of calculation and changes in their components, from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC or BofA Merrill Lynch Research, as index compilation agent (the “Index Compilation Agent”).

In July 2012, The McGraw-Hill Companies, Inc. (“McGraw-Hill”), the owner of the S&P Indices business, and CME Group Inc. (“CME Group”), the 90% owner of the CME Group and Dow Jones & Company, Inc. joint venture that owns the Dow Jones Indexes business, formed a new joint venture, S&P Dow Jones Indices LLC, which owns the S&P Indices business and the Dow Jones Indexes business, including the Select Sector Indices.

The constituents included in the Select Sector Indices are selected by the Index Compilation Agent in consultation with S&P Dow Jones Indices LLC from the universe of companies represented by the S&P 500® Index. The composition and weighting of the components included in the Select Sector Indices can be expected to differ from the composition and weighting of components included in any similar S&P 500® sector index that is published and disseminated by S&P Dow Jones Indices LLC. S&P Dow Jones Indices LLC acts as the index calculation agent in connection with the calculation and dissemination of the Select Sector Indices. S&P Dow Jones Indices LLC’s only relationship to the Index Compilation Agent is the licensing of certain trademarks and trade names of S&P and of the S&P 500® Index which is determined, composed and calculated by S&P Dow Jones Indices LLC without regard to the Index Compilation Agent.

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The Energy Select Sector Index is a modified market capitalization-based index, intended to provide an indication of the pattern of common stock price movements of companies that are components of the S&P 500® Index and are involved in the development or production of energy products. Companies in the Energy Select Sector Index develop and produce crude oil and natural gas and provide drilling and other energy related services. The Energy Select Sector Index is one of the nine Select Sector sub-indices of the S&P 500® Index, each of which we refer to as a “Select Sector Index.”

Construction and Maintenance

The Select Sector Indices are developed, maintained and calculated in accordance with the following criteria:

•	Each of the component stocks in the Select Sector Indices (the “Component Stocks”) is a constituent company of the S&P 500® Index.

•	Each stock in the S&P 500® Index is allocated to one and only one of the Select Sector Indices.

•	The Index Compilation Agent assigns each constituent stock of the S&P 500® Index to a Select Sector Index. The Index Compilation Agent, after consultation with S&P Dow Jones Indices LLC, assigns a particular company’s stock to a Select Sector Index based on that company’s classification under the Global Industry Classification Standard (GICS).

•	The Select Sector Indices are calculated using the same methodology utilized by S&P Dow Jones Indices LLC in calculating the S&P 500® Index. See “Equity Index Descriptions — The S&P 500® Index” in underlying supplement no. 1a-I. The daily calculation of a Select Sector Index is computed by dividing the total market value of the companies in that Select Sector Index by a number called the index divisor.

•	The Select Sector Indices are calculated by S&P Dow Jones Indices LLC using a modified “market capitalization” methodology subject to a capping methodology that implements Internal Revenue Code diversification requirements that are applicable to exchange-traded funds. For reweighting purposes, the Select Sector Indices are rebalanced quarterly after the close of business on the second to last calculation day of March, June, September and December using the following procedures:

1.	The rebalancing reference date is two business days prior to the last calculation day of March, June, September and December.

2.	With prices reflected on the rebalancing reference date, and membership, shares outstanding, and other metrics as of the rebalancing effective date, each company is weighted using the modified market capitalization methodology. Modifications are made as described below.

3.	The Select Sector Indices are first evaluated based on their companies’ modified market capitalization weights to ensure none of the Select Sector Indices breach the maximum allowable limits defined in paragraphs 4 and 7 below. If a Select Sector Index breaches any of the allowable limits, the companies are reweighted based on their float-adjusted market capitalization weights calculated using the prices as of the rebalancing reference date, and membership, shares outstanding and other metrics as of the rebalancing effective date.

4.	If any company has a weight greater than 24%, that company has its float-adjusted market capitalization weight capped at 23%. The cap is set to 23% to allow for a 2% buffer. This buffer is needed to ensure that no company exceeds 25% as of the quarter end diversification requirement date.

5.	All excess weight is equally redistributed to all uncapped companies within the relevant Select Sector Capped Index.

6.	After this redistribution, if the float-adjusted market capitalization weight of any other company then breaches 23%, the process is repeated iteratively until no company breaches the 23% weight cap.

7.	The sum of the companies with weight greater than 4.8% cannot exceed 50% of the total index weight. These caps are set to allow for a buffer below the 5% limit.

8.	If the rule in paragraph 7 is breached, all the companies are ranked in descending order of their float-adjusted market capitalization weights and the first stock that causes the 50% limit to be breached is identified. The weight of this company is, then, reduced to 4.6%.

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9.	This excess weight is equally redistributed to all companies with weights below 4.6%. This process is repeated iteratively until paragraph 7 is satisfied.

10.	Index share amounts are assigned to each constituent to arrive at the weights calculated above. Since index shares are assigned based on prices one business day prior to rebalancing, the actual weight of each constituent at the rebalancing differs somewhat from these weights due to market movements.

If necessary, the reweighting process may take place more than once prior to the close on the last business day of March, June, September or December to ensure the Select Sector Indices conform to all diversification requirements.

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Appendix B

The SPDR® S&P® Regional Banking ETF

We have derived all information contained in this document regarding the SPDR® S&P® Regional Banking ETF (the “Regional Banking ETF”) from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by SPDR® Series Trust and SSgA Funds Management, Inc. (“SSFM”). The Regional Banking ETF is an investment portfolio maintained and managed by SSFM. SSFM is the investment adviser to the Regional Banking ETF. The Regional Banking ETF is an exchange-traded fund (“ETF”) that trades on the NYSE Arca, Inc. under the ticker symbol “KRE.” The inception date of the Regional Banking ETF was June 19, 2006.

The SPDR® Series Trust consists of separate investment portfolios (each, a “SPDR® Series Fund”). Each SPDR® Series Fund is an index fund that invests in a particular industry or group of industries represented by one of the S&P Select Industry Indices (the “Select Industry Indices” and each, a “Select Industry Index”). The companies included in each Select Industry Index are selected on the basis of Global Industry Classification Standards (“GICS”) from a universe of companies defined by the S&P® Total Market Index (the “S&P TM Index”), a U.S. total market composite index. The investment objective of each Select Industry SPDR® Fund is to provide investment results that, before expenses, correspond generally to the price and yield performance of an index derived from a particular industry or group of industries, as represented by the relevant Select Industry Index.

SPDR® Series Trust is a registered investment company that consists of numerous separate investment portfolios, including the Regional Banking ETF. Information provided to or filed with the SEC by SPDR® Series Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to SEC file numbers 333-57793 and 811-08839, respectively, through the SEC’s website at http://www.sec.gov. For additional information regarding SPDR® Series Trust, SSFM or the Regional Banking ETF, please see the SPDR® Series Trust’s prospectus. In addition, information about SPDR® Series Trust, SSFM and the Regional Banking ETF may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the SPDR® Series Trust website at https://www.spdrs.com. Information contained in the SPDR® Series Trust website is not incorporated by reference in, and should not be considered a part of, this document.

Investment Objective

The Regional Banking ETF seeks to provide investment results that, before fees and expenses, correspond generally to the total return performance of the S&P® Regional Banks Select Industry Index (the “Regional Banking Index”). For more information about the Regional Banking Index, please see “ — The S&P® Regional Banks Select Industry Index®” below.

Investment Strategy — Sampling

In seeking to track the performance of the Regional Banking Index, the Regional Banking ETF employs a “sampling” strategy, which means that the Regional Banking ETF is not required to purchase all of the securities represented in the Regional Banking Index. Instead, the Regional Banking ETF may purchase a subset of the securities in the Regional Banking Index in an effort to hold a portfolio of securities with generally the same risk and return characteristics of the Regional Banking Index. The quantity of holdings in the Regional Banking ETF will be based on a number of factors, including asset size of the Regional Banking ETF. Based on its analysis of these factors, SSFM may invest the Regional Banking ETF’s assets in a subset of securities in the Regional Banking Index or may invest the Regional Banking ETF’s assets in substantially all of the securities represented in the Regional Banking Index in approximately the same proportions as the Regional Banking Index. Under normal market conditions, the Regional Banking ETF generally invests substantially all, but at least 80%, of its total assets in the securities included in the Regional Banking Index. In addition, the Regional Banking ETF may invest in equity securities that are not included in the Regional Banking Index, cash and cash equivalents or money market instruments, such as repurchase agreements and money market funds (including money market funds advised by SSFM).

Correlation

The Regional Banking Index is a theoretical financial calculation, while the Regional Banking ETF is an actual investment portfolio. The Regional Banking ETF seeks to track the performance of the Regional Banking Index as closely as possible (i.e., achieve a high degree of correlation with the Regional Banking Index). However, the performance of the Regional Banking ETF and the Regional Banking Index will vary somewhat due to operating expenses, transaction costs, cash flows, regulatory requirements and operational inefficiencies.

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Holdings Information

As of February 26, 2015, the Regional Banking ETF included 86 securities. In addition, as of that date, the Regional Banking ETF’s three largest holdings were City National Corporation, Bank United Inc. and SVB Financial Group. The following tables summarize the Regional Banking ETF’s top holdings in individual securities and by sector as of that date.

Top holdings in individual securities as of February 26, 2015

Security	Percentage of Total Holdings
City National Corporation	1.57%
BankUnited Inc.	1.57%
SVB Financial Group	1.54%
First Republic Bank	1.53%
First Horizon National Corporation	1.52%
PrivateBancorp Inc.	1.51%
Webster Financial Corporation	1.50%
First Niagara Financial Group Inc.	1.49%
Huntington Bancshares Incorporated	1.47%
Synovus Financial Corp.	1.47%

The information above was compiled from the SPDR® Series Trust website, without independent verification. Information contained in the SPDR® Series Trust website is not incorporated by reference in, and should not be considered a part of, this document.

The S&P® Regional Banks Select Industry Index

The Regional Banking Index is a modified equal-weighted index that is designed to measure the performance of the regional banks sub-industry group of the S&P TM Index, a benchmark that measures the performance of the U.S. equity market. The Regional Banking Index includes common stocks of leading regional banks or thrifts listed on the NYSE or another U.S. national securities exchange, or NASDAQ/NMS. Each of the companies in the Regional Banking Index is a constituent company within the regional banks sub-industry of the S&P TM Index. The Regional Banking Index is reported by Bloomberg L.P. under the ticker symbol “SPSIRBK.” For more information about the Regional Banking Index, please see “Equity Index Descriptions — The S&P Select Industry Indices” in the accompanying underlying supplement. For the purposes of the accompanying underlying supplement, the Regional Banking Index is a “Select Industry Index.”

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